Exhibit 3

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the common stock, par value $0.001 per share, of Nexxus Lighting, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

Dated: October 5, 2012

RVL 1 LLC

By:	/s/ Robert V. LaPenta
Name: Robert V. LaPenta
Title: CEO

ASTON CAPITAL LLC

By:	/s/ Robert V. LaPenta
Name: Robert V. LaPenta
Title: CEO

/s/ ROBERT V. LAPENTA
ROBERT V. LAPENTA

/s/ JAMES A. DEPALMA
JAMES A. DEPALMA

/s/ ROBERT V. LAPENTA, JR.
ROBERT V. LAPENTA, JR.

/s/ ROBERT A. BASIL, JR.
ROBERT A. BASIL, JR.

[Signature Page to Joint Filing Agreement]